EXHIBIT 3.176

ARTICLES OF INCORPORATION FOR PROFIT

OF

Hillsboro Coal Company

Name of Corporation

A TYPE OF CORPORATION INDICATED BELOW

Indicate type of domestic corporation:

☒	Business-stock (15 Pa.C.S. § 1306)	☐	Management (15 Pa.C.S. § 2702)

☐	Business-nonstock (15 Pa.C.S. § 2102)	☐	Professional (15 Pa.C.S. § 2903)

☐	Business-statutory close (15 Pa.C.S. § 2303)	☐	Insurance (15 Pa.C.S. § 1301)

☐ Cooperative (15 Pa.C.S. § 7102)

DSCB:15-1306/2102/2303/2702/2903/3101/7102A (Rev 91)

In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby, state(s) that:

1.	The name of the corporation is: Hillsboro Coal Company

2.	The (a) address of this corporation’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a)	Fishpot Run Road	Vestaburg	PA	15368	Washington

	Number and Street	City	State	Zip	County

(b)	c/o
		Name of Commercial Registered Office Provider	County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.	The corporation is incorporated under the provisions of the Business Corporation Law of 1988.

4.	The aggregate number of shares authorized is: 100 (other provisions, if any, attach 8 1/2 x 11 sheet)

5.	The name and address, including number and street, if any, of each incorporator is:

Name	Address
Fletcher A. Cooke	4 N. Fourth Street, Richmond, Virginia 23219

6. The specified effective date, if any, is:	January 29,	1996

	Month day	Year hour, if any

7.	Additional provisions of the articles, if any, attach an 8 ½ x 11 sheet.

8.	Statutory close corporation only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a “public offering” within the meaning of the Securities Act of 1933 (15 U.S.C. § 77a et seq.).

9.	Cooperative corporations only: (Complete and strike out inapplicable term). The common bond of membership among its members/shareholders is:

IN TESTIMONY WHEREOF, the incorporator(s) has (have) signed these Articles of Incorporation this 26th day of January, 1996.

/s/ Fletcher A. Cooke
(Signature)	(Signature)

2

ARTICLES OF AMENDMENT DOMESTIC BUSINESS CORPORATION

DSCB 15 1915(Rev 90)

In compliance with the requirements of 15 Pa.C.S. § 1915 (relating to articles of amendment, the undersigned business corporation, desiring to amend its Articles, hereby states that:

10.	The name of the corporation is: Hillsboro Coal Company

11.	The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a)
Number and Street	City	State	Zip	County
Fishpot Run Road	Vestaburg	PA	15368	Washington

(b)
Name of Commercial Registered Office Provider				County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

12. The statute by or under which it was incorporated is: Business Corporation Law of the Commonwealth of Pennsylvania of 1988.

13.	The date of its incorporation is: January 29, 1996.

14.	(Check, and if appropriate complete, one of the following):

☐	The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

☐	The amendment shall be effective on: Dec. 21, 1998 (date) at hour.

15.	(Check one of the following):

☐	The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. § 1914(a) and (b).

☒	The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. § 1914(c).

16.	(Check, and if appropriate complete, one of the following):

☐	The amendment was adopted by the corporation, set forth in full, is as follows:

☒	The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

DSCB:15-1914 (Rev 90)-2

17.	(Check if the amendment restates the Articles):

☐	The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this              day of                     , 19    .

Hillsboro Coal Company

By:	/s/ Larry E. Palmer

Title:	Asst. Sec.

EXHIBIT — A

HILLSBORO COAL COMPANY

CONSENT OF BOARD OF DIRECTORS

DECEMBER 17, 1998

The undersigned, being all the Directors of Hillsboro Coal Company (the “Corporation”) and acting pursuant to Section 1727(b) of the Pennsylvania Consolidated Statutes Annotated, hereby agree to the adoption of the following resolutions as of the above date:

WHEREAS, the Corporation wishes to change its name to Scarlet Land Company.

BE IT RESOLVED, that the Board of Directors of the Corporation hereby approves the change of its corporate name to Scarlet Land Company; and

RESOLVED FURTHER, that the Board of Directors of the Corporation hereby approves an Amendment to the Articles of Incorporation of the Corporation changing Line 010 to read Scarlet Land Company; and

RESOLVED FURTHER, that the Corporation hereby authorizes and directs its officers to execute and file the appropriate documents with the Secretary of the Commonwealth of Pennsylvania to effect this change.

ARTICLES OF AMENDMENT DOMESTIC BUSINESS CORPORATION

DSCB 15 1915(Rev 90)

In compliance with the requirements of 15 Pa.C.S. § 1915 (relating to articles of amendment, the undersigned business corporation, desiring to amend its Articles, hereby states that:

18.	The name of the corporation is: Scarlet Land Company

19.	The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a)
Number and Street	City	State	Zip	County
(b)
Name of Commercial Registered Office Provider				County
National Registered Agents, Inc.				Dauphin

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

20. The statute by or under which it is incorporated is: Business Corporation Law of the Commonwealth of Pennsylvania of 1988.

21.	The date of its incorporation is: January 29, 1996.

22.	(Check, and if appropriate complete, one of the following):

☐	The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

☐	The amendment shall be effective on: Sept. 24, 1999 (date) at hour.

23.	(Check one of the following):

☐	The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. § 1914(a) and (b).

☒	The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. § 1914(c).

24.	(Check, and if appropriate complete, one of the following):

☐	The amendment was adopted by the corporation, set forth in full, is as follows:

☒	The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

DSCB:15-1914 (Rev 90)-2

25.	(Check if the amendment restates the Articles):

☐	The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 23 day of Sept. 1999.

Scarlet Land Company
(Name of Corporation)

By:	/s/ Larry E. Palmer

Title:	Asst. Sec.

EXHIBIT — A

SCARLET LAND COMPANY

CONSENT OF BOARD OF DIRECTORS

SEPTEMBER 23, 1999

The undersigned, being all the Directors of Scarlet Land Company (the “Corporation”) and acting pursuant to Section 1727(b) of the Pennsylvania Consolidated Statutes Annotated, hereby agree to the adoption of the following resolutions as of the above date:

WHEREAS, the Corporation wishes to change its name to Scarlet Development Company.

BE IT RESOLVED, that the Board of Directors of the Corporation hereby approves the change of its corporate name to Scarlet Development Company; and

RESOLVED FURTHER, that the Board of Directors of the Corporation hereby approves an Amendment to the Articles of Incorporation of the Corporation changing Line 010 to read Scarlet Development Company; and

RESOLVED FURTHER, that the Corporation hereby authorizes and directs its officers to execute and file the appropriate documents with the Secretary of the Commonwealth of Pennsylvania to effect this change.